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                                                                     EXHIBIT 5.2

                          [Letterhead of Ropes & Gray]





                                                              November 27, 2000



Palmer & Dodge LLP
One Beacon Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), including the prospectuses which are part of the Registration Statement (the "PROSPECTUSES"), filed by TECO Energy, Inc., a Florida corporation (the "COMPANY"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or about the date hereof. Each Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "PROSPECTUS SUPPLEMENT"). The Prospectuses as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $1,200,000,000 aggregate offering price of (i) unsecured debt securities of the Company ("DEBT SECURITIES"), (ii) common stock, $1.00 par value per share (the "COMMON STOCK"), of the Company, (iii) preferred stock, $1.00 par value per share (the "PREFERRED STOCK"), of the Company, (iv) warrants and/or other rights to purchase Debt Securities, Preferred Stock and/or Common Stock of the Company,
(v) preferred securities of each of TECO Capital Trust I, TECO Capital Trust II and TECO Capital Trust III (the "Trust Preferred Securities"), (vi) preferred securities of each of TECO Funding Company I, LLC, TECO Funding Company II, LLC and TECO Funding Company III, LLC (the "LLC PREFERRED SECURITIES"), and (vii) Guarantees of the LLC Preferred Securities by the Company pursuant to the Guarantee Agreements by and between the Company and The Bank of New York as Guarantee Trustee (the "GUARANTEES"). The Trust Preferred Securities and the LLC Preferred Securities are referred to together herein as the "OFFERED PREFERRED SECURITIES".

     The Debt Securities are to be issued pursuant to an Indenture dated as of August 17, 1998 (the "INDENTURE") between the Company and The Bank of New York, as trustee, which is filed as Exhibit 4 to Amendment No. 1 to the Company's registration statement on Form S-3 (File No. 333-60819) filed on August 24, 1998.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent


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verification, upon certificates of officers of the Company, public officials and other appropriate persons.

     The opinion expressed herein is limited to matters governed by the laws of the State of New York.

     Based upon the foregoing, we are of the opinion that:

     1. When the Registration Statement has become effective under the Securities Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with all requirements or restrictions, if any, imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture against payment of the purchase price therefor and issued and sold as contemplated by the Registration Statement, the Debt Securities will constitute the valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law. Our opinion in the preceding sentence assumes that the Indenture has been duly authorized, executed and delivered by the parties thereto.

     2. When (i) the Company and The Bank of New York, as Guarantee Trustee, duly execute and deliver the Guarantee Agreements in connection with a duly authorized offering of the Offered Preferred Securities as contemplated by the Registration Statement, the related Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Guarantees are as described in the Registration Statement, the related Prospectus and the related Prospectus Supplement(s), (b) the Guarantee Agreements as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Guarantee Agreements as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Guarantees are issued and sold as contemplated in the Registration Statement, the related Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of the Company, subject to
(i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law. To the extent that the obligations of the Company under each Guarantee Agreement may be dependent thereon, we assume for purposes of the opinion in this paragraph 2 that each of TECO Capital Trust I, TECO Capital Trust II and TECO Capital Trust III and TECO Funding Company I, LLC, TECO Funding Company II, LLC and TECO Funding Company III, LLC has and will have the power and authority to issue and sell

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the Offered Preferred Securities; that the applicable Guarantee Agreement will be duly authorized by all necessary corporate action by the Company and will be duly executed and delivered by the Company; that the Guarantee Trustee is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Guarantee Trustee is and will be duly qualified to engage in the activities contemplated by the Guarantee Agreement; that the applicable Guarantee Agreement will be duly authorized, executed and delivered by the Guarantee Trustee and constitute the legally valid, binding and enforceable obligation of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms; that the Guarantee Trustee is and will be in compliance, generally and with respect to acting as a Guarantee Trustee under the Guarantee Agreement, with all applicable laws and regulations; and that the Guarantee Trustee has and will have the requisite organizational and legal power and authority to perform its obligations under the Guarantee Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ Ropes & Gray

                                        Ropes & Gray





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